UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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U.S. GEOTHERMAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 2, 2010

Dear Shareholders:

You are cordially invited to join us for our 2010 annual meeting of shareholders, which will be held on Monday, August 23, 2010, at 10:00 a.m., MDT, at the U.S. Geothermal, Inc. Boise Corporate Office located at 1505 Tyrell Lane; Boise, Idaho. Holders of record of our common stock as of June 28, 2010, are entitled to notice of and to vote at the 2010 annual meeting.

The Notice of Annual Meeting of Shareholders and the proxy statement describe the business to be conducted at the meeting. We also will report at the meeting on matters of current interest to our shareholders.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, you will need proof of ownership to be admitted to the meeting, as described under “How can I attend the meeting?” in the proxy statement.

We look forward to seeing you at the annual meeting.

Sincerely,

/s/ Daniel J. Kunz

Daniel J. Kunz
President and Chief Executive Officer

July 2, 2010

1505 Tyrell Lane
Boise, ID 83706
(208) 424-1027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Monday, August 23, 2010, at 10:00 a.m. MDT

U.S. Geothermal Corporate Office
Place:	1505 Tyrell Lane
Boise, Idaho 83706

	1.	The election of all five directors, each for a one-year term.

Items of Business:	2.	The ratification of the selection of BehlerMick, P.S. as our independent auditor for the fiscal year ending March 31, 2011.

	3.	Any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on June 28, 2010.

Voting by Proxy:	If you cannot attend the annual meeting in person, you may vote your shares by telephone or internet by no later than 11:59 p.m. Eastern time on August 22, 2010 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope for your use, which is prepaid if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on August 23, 2010. The Proxy Statement and Annual Report to Security holders are available at http://www.usgeothermal.com.

By Order of the Board of Directors

/s/ Kerry D. Hawkley

Kerry D. Hawkley
Chief Financial Officer and Corporate Secretary

PROXY STATEMENT
TABLE OF CONTENTS

Page

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	11

PROPOSAL 1—ELECTION OF DIRECTORS	11
Director nominees
Corporate governance
Executive compensation
Certain relationships and related transactions
Audit committee report and payment of fees to auditor

PROPOSAL 2—RATIFICATION OF SELECTION OF AUDITOR	27

PROXY STATEMENT
2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 23, 2010

The Board of Directors of U.S. Geothermal Inc. is soliciting proxies for use at the annual meeting of shareholders to be held on August 23, 2010, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being made available to shareholders on or about July 12, 2010.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These matters include the election of directors and ratification of the selection of our independent auditor. Also, management will report on our performance during the last fiscal year and, once the business of the annual meeting is concluded, respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board has set June 28, 2010, as the record date for the annual meeting. If you were a shareholder of record at the close of business on June 28, 2010, you are entitled to vote at the meeting.

As of the record date, 78,647,776 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 78,647,776 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least one-third of the voting power of our outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

  you are present and vote in person at the meeting;

  or you have properly submitted a proxy by mail, telephone or internet.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

  over the telephone by calling a toll-free number;

  electronically, using the internet; or

  by completing, signing and mailing the enclosed proxy card.

The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for shareholders who hold their shares in street name.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers, Daniel J. Kunz and Kerry D. Hawkley, have been designated as the proxies for our 2010 annual meeting of shareholders.

What is a proxy statement?

It is a document that we are required to give you, in accordance with regulations of the Securities and Exchange Commission, when we ask you to designate proxies to vote your shares of our common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the Securities and Exchange Commission and rules of the NYSE Amex.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instruction card provided by it.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for the election of directors or for the proposal to be approved?

Directors must be elected by a plurality of the votes cast. This means those nominees receiving the five highest number of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast. The affirmative vote of a majority of the voting power of our common stock present and entitled to vote on the matter is required for the ratification of the selection of our independent auditor.

How are votes counted?

You may vote “FOR” or “WITHHOLD” for each nominee for the Board of Directors and “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the selection of BehlerMick, P.S. as our independent auditor.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Shares not present at the meeting and shares voting “ABSTAIN” have no effect on the election of directors or voting on the proposal ratifying the selection of our independent auditor,.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under applicable rules. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your broker or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the the ratification of the selection of BehlerMick, P.S. as our independent auditor. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but will not be considered entitled to vote at the meeting.

Who will count the vote?

Representatives of Broadridge Investor Services, our tabulation agent, will tabulate the votes.

How does the Board recommend that I vote?

You will vote on the following management proposals:

  Election of five directors: Douglas J. Glaspey, Daniel J. Kunz, Paul A. Larkin, Leland L. Mink, and John H. Walker.

  Ratification of the selection of BehlerMick, P.S. as our independent auditor for the fiscal year ending March 31, 2011.

The Board of Directors recommends that you vote FOR the election of each of the nominees to the Board of Directors, and FOR the ratification of BehlerMick, P.S. as our independent auditor for the fiscal year ending March 31, 2011.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, we will vote your shares:

  FOR the election of all of the director nominees named above; and

  FOR the ratification of the selection of BehlerMick, P.S. as our independent auditor for the fiscal year ending March 31, 2011.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it. To request an additional proxy card, or if you have any questions about the annual meeting or how to vote or revoke your proxy, you should write to Corporate Secretary, U.S. Geothermal Inc., 1505 Tyrell Lane, Boise, ID 83706 or call (208) 424-1027.

Will my vote be kept confidential?

Yes. We have procedures to ensure that, regardless of whether shareholders vote by mail, telephone, internet or in person, all proxies, ballots and voting tabulations that identify shareholders are kept permanently confidential, except as disclosure may be required by federal or state law or as expressly permitted by a shareholder. We also have the voting tabulations performed by an independent third party.

How can I attend the meeting?

You may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee is examples of proof of ownership.

Please let us know whether you plan to attend the meeting by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or internet voting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

What are the deadlines for submitting shareholder proposals for the 2011 annual meeting?

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2011 annual meeting, the written proposal must be received at our principal executive offices at 1505 Tyrell Lane, Boise, ID 83706, Attention: Corporate Secretary, on or before March 15, 2011. If the date of our 2011 annual meeting is changed by more than 30 calendar days from the anniversary date of this year’s annual meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Our Certificate of Incorporation provides that a shareholder(s) holding, in aggregate, not less than 10% of our shares with voting rights, may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by our Corporate Secretary at our principal executive offices in Boise, Idaho, not less than 40 days nor more than 60 days in advance of the meeting. The notice must contain the specific information required by our Certificate of Incorporation. You may request a copy of our Certificate of Incorporation by contacting our Corporate Secretary, U.S. Geothermal Inc., 1505 Tyrell Lane, Boise, ID 83706, telephone (208) 424-1027. We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our Certificate of Incorporation. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. If the date of our 2011 annual meeting is changed by more than 30 calendar days from the anniversary date of this year’s annual meeting, then the deadline is a reasonable time before we send our proxy materials for that meeting.

How can I communicate with U.S. Geothermal’s Board of Directors?

You or any other interested party may communicate with our Board of Directors by sending a letter addressed to our Board of Directors, non-management directors, Chairman of the Board or specified individual directors to:

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, ID 83706

Any such letters will be delivered to an independent director or a specified director if so addressed. Letters relating to accounting matters will also be delivered to our Chief Financial Officer for handling in accordance with the Audit Committee’s policy on investigation of complaints relating to accounting matters.

How can I elect to access proxy statements and annual reports electronically instead of receiving paper copies through the mail?

You can request electronic delivery if you are a shareholder of record or if you hold your shares in street name. In fact, we encourage you to request electronic delivery of these documents if you are comfortable with the electronic format because it saves us the expense of printing and mailing the materials to you and helps preserve environmental resources. You can choose this option by:

  following the instructions provided on your proxy card or voter instruction form;

  following the instructions provided when you vote over the internet; or

  going to http://www.proxyvote.com and following the instructions provided.

If you choose to view future proxy statements and annual reports over the internet, you will receive an e-mail message next year containing a link to the internet website where you can access our proxy statement and annual report. The e-mail also will include instructions for voting over the internet. You may revoke this request at any time by following the instructions at http://www.proxyvote.com. Your election to view proxy materials online is permanent unless you revoke it later.

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS

What is “Notice and Access?”

In 2007, the SEC adopted amendments to the proxy rules that changed how companies must provide proxy materials. Under the proxy delivery rules, a company may select either of the following two options for making proxy materials available to shareholders:

• the full set delivery option; or

• the notice only option.

A company may use a single method for all its shareholders, or use full set delivery for some while adopting the notice only option for others.

What is the “full set” delivery option?

Under the full set delivery option, a company delivers all proxy materials to its shareholders. This can be by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to shareholders, the company must post all proxy materials on a publicly- accessible website (other than the SEC’s website) and provide information to shareholders about how to access that website.

What is the “notice only” option?

Under the notice only option, a company must post all of its proxy materials on a publicly-accessible website. However, instead of delivering its proxy materials to shareholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials” which outlines (i) information regarding the date and time of the meeting of shareholders as well as the items to be considered at the meeting; (ii) information regarding the website where the proxy materials are posted; and (iii) various means by which a stockholder can request paper or e-mail copies of the proxy materials. The stockholder may request that the company deliver paper copies of the proxy materials.

In connection with our 2010 Annual Meeting of Shareholders, US Geothermal has elected to use the full set delivery option for registered holders and the “Notice and Access” option for “street name” shareholders. Additionally, US Geothermal has posted these materials at www.usgeothermal.com.

Will US Geothermal use the notice only option in the future?

Although US Geothermal elected to use the full set delivery option for registered shareholders and “notice” for “street name” holders in connection with the 2010 Annual Meeting of Shareholders, it may choose to use the notice only option in the future. We plan to evaluate the future possible cost savings as well as the possible impact on stockholder participation as we consider the future use of the notice only option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table sets forth certain information regarding beneficial ownership of U.S. Geothermal’s common stock, as of June 30, 2010, by each person known by us to be the beneficial owner of more than 5% of the Company’s outstanding common stock. The percentage of beneficial ownership is based on 78,647,776 shares of the Company’s common stock outstanding as of June 30, 2010.

	Amount of
Name and Address of Beneficial Owner	Beneficial		Percent of
	Ownership		Class
AGF Investments Inc. PO Box 50, Toronto Dominion Bank Tower, 31st Floor, Toronto, ON, Canada M5K 1E9	7,271,700	(1)	9.25%
Exploration Capital Partners 7770 El Camino Real, Carlsbad, CA 92009	5,285,000	(1)	6.72%
The Goldman Sachs Group, Inc. 85 Broad Street, New York, NY 10004	4,702,738	(1)	5.98%
Winslow Management Company, LLC 99 High Street, 12th Floor, Boston, MA 02110	3,930,439	(2)	5.00%

(1) Beneficial owners have shared voting power.
(2) Beneficial owners have sole voting power.

Security Ownership of Management

Our executive officers and directors are encouraged to own our common stock to further align their interests with our shareholders’ interests. The following table shows how many shares of our common stock were beneficially owned as of June 30, 2010, by:

Name of Beneficial Owner	Shares Owned of Record	Additional Shares Owned Beneficially	Total Shares	Percent of Class
Daniel J. Kunz	2,371,026	995,000	3,366,026	4.28%
Douglas J. Glaspey	519,957	820,000	1,339,957	1.70%
Paul A. Larkin	378,068	335,000	713,068	0.91%
Kerry D. Hawkley	150,000	240,000	390,000	0.50%
John H. Walker	44,900	230,000	274,900	0.35%
Leland L. Mink	20,000	245,000	265,000	0.34%
Total	3,483,951	2,865,000	6,348,951	8.08%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required to furnish us with copies of these reports. Based solely on our review of the Section 16(a) reports furnished to us with respect to fiscal year 2010 and written representations from the executive officers and directors and greater than 10% shareholders, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% shareholders were satisfied, except for as follows: A Form 3 filed on April 15, 2008 incorrectly reported that Douglas J. Glaspey held 493,490 common shares; the correct number of common shares held by Mr. Glaspey on April 15, 2008 was 493,890. The omission of 400 common shares on Mr. Glaspey’s original Form 3 was inadvertent and has since been corrected.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board is currently composed of five directors, Douglas J. Glaspey, Daniel J. Kunz, Paul A. Larkin, Leland L. Mink and John H. Walker. The majority of the Board, made up of Mr. Larkin, Mr. Mink and Mr. Walker, are independent as defined in the listing standards of NYSE Amex, National Instrument 58-101, Disclosure of Corporate Governance Practices and Multilateral Instrument 52-110, Audit Committees. Mr. Kunz and Mr. Glaspey are not independent based on their employment as executive officers of the Company. The Board has one class of members elected at each annual shareholders meeting to hold office until the next annual meeting or until their successors have been duly elected and qualified. The Board of Directors proposes the following nominees for election as directors to hold office until the annual meeting of shareholders to be held in 2011 or until their successors, if any, have been duly elected and qualified. Each of the nominees has agreed to serve as a director if elected.

  Douglas J. Glaspey

  Daniel J. Kunz

  Paul A. Larkin

  Leland L. Mink

  John H. Walker

If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee selected by the Board of Directors.

Information Concerning Nominees and Executive Officers

Daniel J. Kunz: Age 58, is the co-founder, President and Chief Executive Officer and a director of the Company and the President of the Company’s wholly owned subsidiary, U.S. Geothermal Inc., an Idaho corporation (“Geo-Idaho”). He has served as a director of the Company since March 2000, and was Chairman of the Board of Directors from March 2000 until December 2003. He has served as President and Chief Executive Officer of the Company since December 2003, and President of Geo-Idaho since February 2002. Mr. Kunz has more than 30 years of experience in international mining, engineering and construction, including, marketing, business development, management, accounting, finance and operations. Mr. Kunz served as Chairman of the Board of U.S. Cobalt Inc. until December 2004. He was senior vice president and Chief Operating Officer of Ivanhoe Mines Ltd. from 1997 until October 31, 2000, and served as its President, Chief Executive Officer and Director from November 1, 2000 until March 1, 2003. From March 2, 2003 until March 8, 2004, Mr. Kunz served as President and CEO of Jinshan Gold Mines Inc. Mr. Kunz was a founder of and directed the 1993 initial public offering of the NASDAQ listed MK Gold Company (President, Director & CEO) and for 17 years held executive positions with NYSE listed Morrison Knudsen Corporation (including Vice President & Controller). Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering Science. He is currently a director of two companies publicly traded on the TSX Venture Exchange (“TSX-V”), including Kenai Resources Ltd. and Chesapeake Gold Corp. Mr. Kunz’s qualifications to serve as a director of the Company includes his over 30 years of experience in international mining, engineering and construction and his many years of senior management and director experience.

Douglas J. Glaspey: Age 57, is the co-founder, Chief Operating Officer and a director of the Company. He has served as a director of the Company since March 2000, and Chief Operating Officer of the Company since December 2003. Mr. Glaspey served from March 2000 until December 2004 as the President and Chief Operating Officer for the TSX-V listed U.S. Cobalt Inc. until the acquisition of Geo-Idaho in December 2003. He also served as a director and the Chief Executive Officer of Geo-Idaho from February 2002 until the acquisition of Geo-Idaho in December 2003. During his career in the mining industry, he has held operating positions with ASARCO, Earth Resources Company, Asamera Minerals, Atlanta Gold Corporation and Twin Gold Corporation. Mr. Glaspey has 29 years of operating and management experience. He holds a Bachelor of Science in Mineral Processing Engineering and an Associate of Science in Engineering Science. His experience includes production management, planning and directing resource exploration programs, preparing feasibility studies and environmental permitting. He has formed and served as an executive officer of several private resource development companies in the United States, including Drumlummon Gold Mines Corporation and Black Diamond Corporation. He is currently a director of Thunder Mountain Gold, Inc., which is quoted on the OTC Bulletin Board). Mr. Glaspey’s qualifications to serve as a director of the Company include his nearly 30 years of experience in the mining industry and his many years of senior management and director experience.

John H. Walker: Age 61, is a director and the Chairman of the Board of directors of the Company, U.S. Geothermal Inc., which is an operating geothermal power company based in Boise, Idaho, with 20MW installed and over 100MW in various stages of development. The company is listed on the Toronto Stock Exchange (GTH) and on the New York Stock Exchange (HTM). He has held that position since December 2003. He has served (and continues to serve) as Chief Executive Officer of Mihaly International Canada Limited since 1987. Mr. Walker is also a Managing Partner of Aurion Infrastructure Inc. Mr. Walker has a 35 year history in urban planning, energy security and power plant development in Ontario and internationally as well as experience on both public and private sector boards. Mr. Walker was a founding director of the Greater Toronto Airports Authority in 1992 and chaired the first Planning and Development Committee of the Board which provided oversight in the construction of C$4.4 billion terminal complex at Toronto Pearson Airport completed in 2004. He was instrumental in doing energy security studies in 2002 and 2003 which led to the development of an 117MW cogeneration power plant at Toronto Pearson Airport which commenced operations in 2005. Additionally, he was a founding Director of the Borealis Infrastructure Fund which is now owned by Ontario Municipal Employee Retirement System (OMERS). Mr. Walker has worked in the financial services community as an investment banker with Loewen Ondaatje McCutcheon and has served on the Board of Directors of Sheridan College Institute of Technology and Advanced Learning for six years and chaired the Oakville Economic Development Alliance (a P3). His background includes 10 years at Ontario Hydro where he was responsible for alternative energy and international market development for Ontario Hydro’s New Business Ventures Division which became Ontario Hydro International. Mr. Walker has also acted as a senior advisor to Falconbridge on the Koniambo project, a C$3 billion nickel smelter, mine, power plant and port project in New Caledonia. Mr. Walker advises corporations on matters related to infrastructure and energy development and acts as a developer of power plants. Mr. Walker is currently developing an 117MW power plant with Odebrecht Construction, Inc. at Miami International Airport. In the past he has advised the Canadian Federal Government on the exports of services under NAFTA. He has a wide range of experience in P3s and has worked in the public and private sector in 80 countries throughout his career. Mr. Walker is a Registered Professional Planner in the Province of Ontario and a member of the Canadian Institute of Planners. Mr. Walker has a BSc. from Springfield College and a Masters of Environmental Studies (Urban and Regional Planning) from York University. Mr. Walker’s qualifications to serve as a director of the Company include his many years of senior leadership and management experience in international business development.

Paul Larkin: Age 59, serves as a director of the Company, a position he has held since March 2000. He served as Secretary of the Company until December 2003, and served as a director and the Secretary-Treasurer of Geo-Idaho from February 2002 until its acquisition in December 2003. Since 1983, Mr. Larkin has also been the President of the New Dawn Group, an investment and financial consulting firm located in Vancouver, British Columbia, and a Director and Officer of various TSX-V listed companies. New Dawn is primarily involved in corporate finance, merchant banking and administrative management of public companies. Mr. Larkin held various accounting and banking positions for over a decade before founding New Dawn in 1983, and currently serves on the boards of the following companies which are listed on the TSX-V: LNG Energy Ltd., Condor Resources Ltd., Kenai Resources Ltd. and Tyner Resources Ltd. Mr. Larkin’s qualifications to serve as a director of the Company include his many years of senior leadership and management experience in corporate finance, merchant banking and administrative management of public companies.

Dr. Leland “Roy” Mink: Age 69, serves as a director of the Company, a position he has held since November 2006. He served as Program Director for the Geothermal Technologies Program at the U.S. Department of Energy (DOE) from February 2003 to October 2006. Prior to working for the DOE, Dr. Mink was the Vice President of Exploration for the Company from June 2002 to February 2003. He has also worked for Morrison-Knudsen Corporation, Idaho Bureau of Mines and Geology and Idaho Water Resources Research Institute. Dr. Mink’s qualifications to serve as a director of the Company include his many years of senior leadership and management experience in the geothermal energy industry.

Kerry D. Hawkley. Age 56, serves as the Chief Financial Officer and Corporate Secretary of the Company. He has served as the Company’s controller since July 2003, and became CFO as of January 1, 2005. Since July 2003, he has also provided consulting services to Triumph Gold Corp. From 1998 to June 2003, Mr. Hawkley served as controller, director and treasurer of LB Industries. Mr. Hawkley has over 30 years experience in all areas of accounting, finance and administration. He holds Bachelor of Business Administration degrees in Accounting and Finance. He started his career as an internal auditor with Union Pacific Corporation and has held various accounting management positions in the oil and gas, truck leasing, mining and energy industries.

The election of each director nominee requires that the number of votes cast “FOR” the nominee’s election exceed the votes “WITHHELD” from that nominee’s election.

The Board of Directors recommends a vote FOR election of the five nominated directors. Proxies will be voted FOR the election of the five nominees unless otherwise specified.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. Good corporate governance is vital to the continued success of U.S. Geothermal, Inc. Our Board of Directors has adopted the U.S. Geothermal, Inc. Code of Business Conduct and Ethics to provide a corporate governance framework for our directors and management to effectively pursue U.S. Geothermal Inc.’s objectives for the benefit of our shareholders. The Board annually reviews and updates these guidelines and the charters of the Board committees in response to evolving “best practices” and the results of annual Board and committee evaluations. Our Code of Business Conduct and Ethics and Board committee charters can be found at http://www.usgeothermal.com by clicking on About Us. Shareholders may request a free printed copy of our Code of Business Conduct and Ethics and Board committee charters. Requests for copies should be directed to the Corporate Secretary, 1505 Tyrell Lane, Boise, Idaho 83706.

Board Structure and Committee Composition

According to our Bylaws, the business and affairs of our Company are to be managed by and under the direction of a Board of Directors. The Board may exercise all powers not expressly given to our stockholders through our Certificate of Incorporation, Bylaws or as required by law. Our Corporate Governance Guidelines provide that the Board will review the Company’s long-term strategic plans and the major challenges faced by the Company in executing its strategy. The Chairman of the Board is responsible for establishing the agenda for each Board meeting. Each board member is free to suggest the inclusion of items on the agenda and to raise subjects at any Board meeting that are not on the agenda for the meeting.

The Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer, and if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. If the Chairman of the Board is also an employee of the Company, he or she is referred to as the Executive Chairman. The Board believes that the issue of the separation of these positions should be considered periodically as part of the succession planning process. Based on these principles, the Board may determine that it is appropriate in the future to combine the roles of Chairman of the Board and Chief Executive Officer. The Board does believe, however, that if the roles of Chief Executive Officer and the Chairman of the Board are combined, sound governance practices require a strong countervailing governance structure that includes, among other things, the appointment of a Lead Independent Director with a broad set of duties.

When a Lead Independent Director is appointed, the Lead Independent Director’s duties shall include, at a minimum (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors, (ii) serving as a liaison between the Chairman and the independent directors, (iii) approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, (iv) having authority to call meetings of the independent directors, and (v) if requested by major shareholders, ensuring he or she is available for consultation and direct communication.

John H. Walker currently serves as the Chairman of the Board of US Geothermal, with Daniel J. Kunz serving as President and Chief Executive Officer. We believe that our current Board leadership structure efficiently addresses the present needs of our Company, and allows our Board to fulfill its role in exercising effective, independent oversight of our management on behalf of our stockholders. Our Board further believes that we have in place effective structures, processes and arrangements to ensure that the work of our Board is completed in a manner that maintains the highest standards of corporate governance, independence and leadership, as well as continued accountability of management.

As of the date of this proxy statement, our Board of Directors is comprised of five (5) directors and maintains the following three standing committees: Audit Committee; Compensation Committee; and Nominating and Governance Committee. Each of these committees has a written charter approved by the Board.

Director Independence

Our Board of Directors has determined that each of our directors other than Daniel J. Kunz and Douglas J. Glaspey has no material relationship with U.S. Geothermal, Inc. and is independent in accordance with the criteria described below. Mr. Kunz is not independent because he is the Chief Executive Officer and President of U.S. Geothermal, Inc. Mr. Glaspey is not independent because he is the Chief Operating Officer of U.S. Geothermal, Inc. Each of our Audit, Nominating and Corporate Governance and Compensation and Benefits Committees is composed only of independent directors.

Our Board has adopted certain standards to assist it in assessing the independence of each of our directors. Absent other material relationships with U.S. Geothermal, Inc., a director of U.S. Geothermal, Inc. who otherwise meets the independence qualifications of the NYSE Amex listing standards may be deemed “independent” by the Board of Directors after consideration of all of the relationships between U.S. Geothermal, Inc., or any of our subsidiaries, and the director, or any of his or her immediate family members (as defined in the NYSE Amex listing standards), or any entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, officer or a significant shareholder thereof.

In assessing the independence of our directors, our full Board carefully considered all of the business relationships between U.S. Geothermal, Inc. and our directors or their affiliated companies. This review was based primarily on responses of the directors to questions in a questionnaire regarding employment, business, familial, compensation and other relationships with U.S. Geothermal, Inc. and our management.

Director Qualifications and Selection Process

Director Qualification Standards. U.S. Geothermal, Inc. will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy on Board diversity; however, the Nominating and Corporate Governance Committee believes that it is important for Board members to represent diverse viewpoints. In evaluating candidates for nomination as a director of U.S. Geothermal, Inc., the Nominating and Corporate Governance Committee considers a wide variety of criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an “audit committee financial expert,” as defined by the applicable rules of the SEC.

Director Nominee Selection Process. The selection process for director candidates includes the following steps: (1) identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders; (2) possible engagement of a director search firm to provide names and biographies of director candidates for the Nominating and Corporate Governance Committee’s consideration; (3) interviews of candidates by the Nominating and Corporate Governance Committee members; (4) reports to the Board by the Nominating and Corporate Governance Committee on the selection process; (5) recommendations by the Nominating and Corporate Governance Committee; and (6) formal nomination by the Board for inclusion in the slate of directors at the annual meeting. Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. A shareholder seeking to recommend a prospective candidate for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and sufficient written information about the candidate to permit a determination by the Nominating and Corporate Governance Committee whether the candidate meets the director selection criteria set forth in our Nominating and Corporate Governance Committee Charter to the Corporate Secretary of U.S. Geothermal, Inc. at the address listed in this proxy statement. The Nominating and Corporate Governance Committee regularly reviews the director nomination procedures to assess the effectiveness of its policies.

Board Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Corporate Governance, and Compensation and Benefits. The standing committees regularly report on their deliberations and actions to the full Board. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. Each of the standing committees has adopted and operates under a written charter. Shareholders may request a free printed copy of any of these charters from our investor relations department by contacting them at info.usgeothermal.com or by calling (208) 424-1027.

The Board of Directors held eight meetings during fiscal year ended March 31, 2010. Each director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year. The following table shows the membership of each Board committee.

Committee Membership

		Nominating and Corporate	Compensation and
Name	Audit	Governance	Benefits
John H. Walker	✓	Chair	Chair
Paul A. Larkin	Chair Finance Expert	✓	✓
Leland L. Mink	✓	✓	✓

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to regulatory authorities and shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company’s auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee will encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

  serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review the Company’s financial statements;

  review and appraise the performance of the Company’s external auditors; and

  provide open avenues of communication among the Company’s auditors, financial and senior management and the Board.

Composition

The Audit Committee shall be comprised of three directors as determined by the Board, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise. All members of the Audit Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Audit Committee’s Charter, the definition of “financially literate” is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company’s financial statements. The members of the Audit Committee shall be elected by the Board at its first meeting following the annual shareholders’ meeting. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by a majority vote of the full Audit Committee membership.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

(a)	Review and update the Audit Committee’s Charter annually.

(b)

Review the Company’s financial statements, management’s discussion and analysis (“MD&A”) and any annual and interim earnings, press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions. The Audit Committee held four meetings during the fiscal year ended March 31, 2010.

Nominating and Corporate Governance Committee

The primary objective of the Nominating & Corporate Governance Committee of US Geothermal, Inc. is to assist the Board in fulfilling its oversight responsibilities by (a) identifying individuals qualified to become Board and Board Committee members and recommending that the Board select director nominees for appointment or election to the Board; and (b) developing and recommending to the Board corporate governance guidelines for the Company and making recommendations to the Board with respect to corporate governance practices.

The Nominating & Corporate Governance Committee shall meet as many times as the Committee deems necessary to carry out its duties effectively, but not less frequently than three times per year. The chair of the Committee shall ensure that the agenda for each upcoming meeting of the Committee is circulated to each member of the Committee and to the other directors in advance of such meeting.

The Nominating & Corporate Governance Committee reviews and makes recommendations to the Board regarding our corporate governance principles and processes, including policies related to director retention, resignation and retirement.

The Nominating & Corporate Governance Committee also manages the performance review process for our current directors, recommends new directors, recommends qualified members of the Board for membership on committees, conducts a preliminary assessment of the independence of all Board members, reviews charters of all Board committees, reviews and evaluates succession plans for executive officers, oversees the evaluation of management, and makes recommendations to the Board regarding any shareholder proposals. All of the Nominating & Corporate Governance Committee members meet the independence requirements of NYSE Amex. The Nominating & Corporate Governance Committee held three meetings during the fiscal year ended March 31, 2010.

Compensation and Benefits Committee

The Compensation and Benefits Committee is appointed annually by the Board to discharge the Board's responsibilities relating to compensation and benefits of the executive officers of the Company. The goals of the committee are to attract, retain and motivate our executive officers by providing appropriate levels of compensation and benefits while taking into consideration, among such other factors as it may deem relevant, the Company's performance, shareholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to the executive officers in past years. The main categories of compensation available to the committee are base salary, discretionary annual performance bonuses, stock option grants, stock awards, and insurance reimbursements.

The Company competes with a variety of companies for our executive-level employees. The Compensation and Benefits Committee uses base salary to compensate the executive officers for services rendered as well as for motivation and retention purposes. Base salaries are intended to be competitive for companies of similar size and purpose, also taking into consideration individual factors such as experience, tenure, institutional knowledge and qualifications. Base salaries are reviewed annually to determine whether they are consistent with our overall compensation objectives. In considering increases in base salary, the Compensation and Benefits Committee reviews individual and corporate performance, market and industry conditions, and the Company’s overall financial health.

The Compensation and Benefits Committee may grant annual performance bonuses as a reward for achievement of individual and corporate short-term goals. Any grant of an annual performance bonus is discretionary and the amount is determined after recommendation from the CEO. Involvement of other executive officers in the determination of bonus amounts to be paid is immaterial. Bonus amounts should be dependent upon our financial and operational performance as well as the completion of specific milestone events by the individual executive officer. The Company has awarded bonus payments during three years when executive management’s salaries were significantly below market, but does not consider this method of compensation as a material aspect of our continuing compensation package (approximately 5% of total executive compensation during 2007, 2008 and 2010; zero during 2009).

Generally, the Compensation and Benefits Committee grants stock options to all employees, including executive officers, annually after completion of our annual financial reports. Stock options are granted with an exercise price equal to the market value of our common stock on the date of the grant, and with a term of five years. The timing of the stock option grant is not coordinated with the release of material non-public information and is typically in the first or second fiscal quarter. The options vest 25% on the date of grant, and another 25% each six months thereafter. In fiscal 2010, stock option grants to executive officers represented approximately 24% of the total stock option grants to all employees.

Our executive officers do not receive any material incremental benefits that are not otherwise available to all of our employees. Our health and dental insurance plans are the same for all employees.

The Compensation and Benefits Committee also reviews and makes recommendations to the Board on an annual basis with respect to the adequacy and form of compensation and benefits of independent directors, including directors’ equity incentive plan(s) and any other incentive compensation plans and equity-based plans. Recommendations are made after a determination of time commitments required of the independent directors. As of April 1, 2010, independent directors are compensated $30,000 per year and reimbursed for all Company-related expenses.

The Compensation and Benefits Committee held two meetings during the fiscal year ended March 31, 2010.

Standard for Election of Directors

Our Amended and Restated Bylaws provide that directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting. This means those nominees receiving the five highest number of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast.

Executive Sessions of the Board

Our non-employee directors meet in executive session at each regular meeting of the Board without the chief executive officer or any other member of management present, and the independent directors meet alone on an annual basis. The Chairman of the Board presides at all of these sessions.

Director Policies

Policy Regarding Service on Other Boards. Our Board of Directors does not have a policy that restricts our directors from serving on the board of directors of other publicly traded companies unless the Board determines that such service will impair their service on the US Geothermal Board or could represent a conflict of interest.

Policy Regarding Attendance at Annual Meetings. We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year, Messrs. Kunz and Glaspey attended the annual shareholders meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

U.S. Geothermal, Inc.’s compensation philosophy is to structure compensation awards to members of our executive management that directly align their personal interests with those of our shareholders. Our executive compensation program is intended to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and increase shareholder value, while at the same time making the most efficient use of shareholder resources. This compensation philosophy puts a strong emphasis on pay for performance, and uses equity awards as a significant component in order to correlate the long-term growth of shareholder value with management’s most significant compensation opportunities.

The three primary components of total direct compensation for our senior executives are:

  base salary;

  annual cash incentive bonus opportunity; and

  stock options

The relative weighting of the three components of compensation is designed to strongly reward long-term performance, by heavily emphasizing the proportion of long-term equity compensation.

During the prior year, the Company was focused on (1) submission and support of the application for the DOE Section 1703 Loan Guarantee for the Neal Hot Springs geothermal project, (2) permitting, drilling and financing for the Neal Hot Springs project in Oregon, (3) signing the Neal Hot Springs PPA contract with Idaho Power Company, (4) permitting and financing of the San Emidio repower and expansion, (5) design of Neal Hot Springs power plant utilizing TAS innovative technology, and (6) the evaluation of potential new geothermal project acquisitions.

The Compensation and Benefits Committee is appointed annually by the Board of Directors to discharge the Board’s responsibilities relating to compensation and benefits of the executive officers of our Company. The goals of the committee are to attract, retain and motivate our executive officers by providing appropriate levels of compensation and benefits while taking into consideration, among such other factors as it may deem relevant, our Company’s performance, shareholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to the executive officers in past years. The main categories of compensation available to the committee are base salary, discretionary annual performance bonuses, stock option grants, stock awards, and insurance reimbursements.

We compete with a variety of companies for our executive-level employees. The Compensation and Benefits Committee uses base salary to compensate the executive officers for services rendered. Base salaries are intended to be competitive for companies of similar size and purpose, also taking into consideration individual factors such as experience, tenure, institutional knowledge and qualifications. An informal review of several public junior resource development companies was completed to provide the committee with comparative compensation information. The committee looked at Nevada Geothermal Power Inc., Ram Power Corp., Sierra Geothermal Power Corp., Jinshan Gold Mines Inc., and Chesapeake Gold Corp., who are involved in either geothermal development or in mineral exploration and are companies generally of the same size. Base salaries are reviewed annually to determine whether they are consistent with our overall compensation objectives. In considering increases in base salary, the Compensation and Benefits Committee reviews individual and corporate performance, market and industry conditions, and our overall financial health.

While U.S. Geothermal does not attach a weighting to the various components of executive compensation, the Compensation and Benefits Committee attempts to pay a competitive salary (retention) to its executives while providing long-term incentive to the executives through equity awards (ownership/reward) in order to align their interest with the long-term progression of the Company as a whole. The CEO and Compensation and Benefits Committee perform an informal annual review of compensation practices of similar sized companies to educate themselves of the general parameters (levels and types of compensation) for executive compensation. They do not, however, benchmark the various components of pay. The review highlights areas of our executive pay package that may not be consistent with compensation practices at similar sized companies and provides the committee with knowledge of the compensation landscape for its executives.

The Compensation and Benefits Committee may grant annual performance bonuses as a reward for achievement of individual and corporate short-term goals. Any grant of an annual performance bonus is discretionary and the amount is determined after recommendation from the CEO. Involvement of other executive officers in the determination of bonus amounts to be paid is immaterial. Bonus amounts should be dependent upon our financial and operational performance as well as the completion of specific milestone events by the individual executive officer. The Company has awarded bonus payments during three years when executive management’s salaries were significantly below market, but does not consider this method of compensation as a material aspect of our continuing compensation package (approximately 5% of total executive compensation during 2007, 2008 and 2010; zero during 2009).

The second bonus ever paid by the company amounted to one month’s salary for each employee and was paid in January 2008 for the excellent work completed and significant milestone achievements in calendar year 2007. This bonus also recognized each employees dedication and long working hours to complete the construction of the Pacific Northwest’s first geothermal power plant with the salaried employee team working a significant number of hours over the expected 40 hours per week and working through holidays and vacation time to get the project complete. Other milestones include:

  Complete private placement with net proceeds of $20 million

  Completion of S-3 registration statement on a timely basis which avoided payment of liquidated damages to PIPE placees

  Sign PPA with Idaho Power Company for Raft River

  Expand energy rights at Raft River

  Achieve listing on main Toronto Stock Exchange

  Complete construction of 13 MW geothermal power plant at Raft River

  Initiate power generation at Raft River power plant

No bonuses were paid in 2009 due to financial constraints.

The bonuses paid in March 2010 amounted to one month’s salary for each employee and were paid based on significant milestones and achievements of the company during the calendar year 2009 including the following:

  Complete private placements with net proceeds of $17 million

  Completion of S-1 registration statements on a timely basis which avoided payments of liquidated damages payable to PIPE placees

  Sign PPA with Idaho Power for Neal Hot Springs

  Initiate well drilling at Neal Hot Springs

  Design engineering parameters for TAS innovative technology for Neal Hot Springs power plant

  Submit and support application to DOE on Section 1703 loan program for Neal Hot Springs

  Sign interconnection agreement for power transmission at Neal Hot Springs

  Expand energy rights at Neal Hot Springs

Generally, the Compensation and Benefits Committee grant stock options to all employees, including executive officers, for motivation and retention purposes annually after completion of our annual financial reports. Stock options are granted with an exercise price equal to the market value of our common stock on the date of the grant, and with a term of five years. The timing of the stock option grant is not coordinated with the release of material non-public information and is typically in the first or second fiscal quarter. The options vest 25% on date of grant, and another 25% each six months thereafter. In fiscal 2010, stock option grants to executive officers represented approximately 24% of the total stock option grants to all employees. We don’t have a formal procedure for determining factors to consider when making grants. The committee uses an informal review of similar sized companies engaged in natural resource development to assist in determining the appropriate levels of stock option grants.

Our executive officers do not receive any material incremental benefits that are not otherwise available to all of our employees. Our health and dental insurance plans are the same for all employees.

On May 19, 2010, Daniel J. Kunz signed an employment agreement that sets the amount of time devoted to the business of the Company to 140 hours per month at a compensation of $230,000 annually. The employment agreement was effective as of April 1, 2010. Mr. Kunz is entitled to receive performance bonuses and incentive stock options as determined by the Company’s board of directors, benefits (including for immediate family) as are or may become available to other employees, and vacation. The Company will also provide reasonable life insurance and accidental death coverage with the proceeds payable to Mr. Kunz’s estate or specified family member. The employment agreement may be terminated by the Company without notice, payment in lieu of notice, severance or other sums for causes which include failure to perform in a competent and professional manner, appropriation of corporate opportunities or failure to disclose a conflict of interest, conviction which has become final for an indictable offense, fraud, dishonesty, refusal to follow reasonable and lawful direction of the company, breach of fiduciary duty, and a declaration of bankruptcy by or against Mr. Kunz. Otherwise, the Company may terminate the agreement upon one month written notice. The agreement includes covenants by Mr. Kunz of confidentiality and non-competition, and provides for equitable relief in the event of breach. In the case of termination of employment due to a change of control, Mr. Kunz will receive a lump sum payment equal to 24 monthly installments of the employee’s normal compensation.

Douglas J. Glaspey, Chief Operating Officer, signed an employment agreement on May 26, 2010, which was effective as of April 1, 2010 and which provides for an annual salary of $175,000. Mr. Glaspey is entitled to receive performance bonuses and incentive stock options as determined by the Company’s board of directors, benefits (including for immediate family) as are or may become available to other employees, and vacation. The employment agreement may be terminated by the Company without notice, payment in lieu of notice, severance or other sums for causes which include failure to perform in a competent and professional manner, appropriation of corporate opportunities or failure to disclose a conflict of interest, conviction which has become final for an indictable offense, fraud, dishonesty, refusal to follow reasonable and lawful direction of the Company, breach of fiduciary duty, and a declaration of bankruptcy by or against Mr. Glaspey. In the event of early termination due to failure to comply with the agreement, the employee would be entitled to compensation earned through the date of termination. In the case of termination of the employment agreement due to a change of control, Mr. Glaspey will receive a lump sum payment in the amount equal to 18 monthly installments of the employee’s normal compensation.

Kerry D. Hawkley, Chief Financial Officer, signed an employment agreement on May 26, 2010, which was effective as of April 1, 2010 and which provides for an annual salary of $140,000. Mr. Hawkley is entitled to receive performance bonuses and incentive stock options as determined by the Company’s board of directors, benefits (including for immediate family) as are or may become available to other employees, and vacation. The employment agreement may be terminated by the Company without notice, payment in lieu of notice, severance or other sums for causes which include failure to perform in a competent and professional manner, appropriation of corporate opportunities or failure to disclose a conflict of interest, conviction which has become final for an indictable offense, fraud, dishonesty, refusal to follow reasonable and lawful direction of the Company, breach of fiduciary duty, and a declaration of bankruptcy by or against Mr. Hawkley. In the event of early termination due to failure comply with the agreement; the employee would be entitled to compensation earned through the date of termination. In the case of termination of the employment agreement due to a change of control, Mr. Hawkley will receive a lump sum payment in the amount equal to 18 monthly installments of the employee’s normal compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors of U.S. Geothermal, Inc.

John H. Walker
Paul A. Larkin
Leland L. Mink

Summary Compensation Table

The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by individuals who served as our chief executive officer or chief financial officer and each of our three other most highly compensated executive officers during fiscal year ended March 31, 2009 (collectively, our “Named Executive Officers”):

Executive Compensation
Name and Principal position(s) (a)	Year Ended March 31, (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards ($) (f)	All Other Comp. ($) (i)	Totals ($) (j)
Daniel J. Kunz, Chief Executive Officer and President	2008	141,600	11,000	61,756	8,170	222,526
	2009	170,400	0	304,841	8,170	483,411
	2010	170,400	20,000	126,576	8,170	325,146

Douglas J. Glaspey, Chief Operating Officer	2008	117,000	9,000	61,756	0	187,756
	2009	144,000	0	304,841	0	448,841
	2010	144,000	11,500	108,494	1,035	265,029

Kerry D. Hawkley, Chief Financial Officer	2008	103,950	8,000	61,756	0	173,706
	2009	127,800	0	121,940	0	249,740
	2010	127,800	10,000	72,330	0	210,130

Total Executive Officers	2008	362,550	28,000	185,268	8,170	583,988
	2009	442,200	0	731,622	8,170	1,181,992
	2010	442,200	41,500	307,400	9,205	800,305

(c)	– Dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year.
(d)	– Dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year. Bonuses are eligible to all employeesand submitted and approved by the Board annually.
(f)	– Stock options are valued at the grant date in accordance with FASB ASC Topic 718.
(i)	– Other compensation consists of all other compensation not disclosed in another category.

Grants of Plan-Based Awards

The following table summarizes the grants of equity and non-equity plan-based awards to our Named Executive Officers during the fiscal year ended March 31, 2010.

Grants of Plan-Based Awards

			Estimated Future Payouts Under			All Other	All Other
			Non-Equity Incentive Plan Awards			Stock	Option
						Awards:	Awards:	Exercise or	Grant Date
						Number of	Number of	Base Prices	Fair Value
		Date of				Shares of	Securities	of Option	of Stock
		Approval of				Stock or	Underlying	Awards	and Option
Name	Grant Date	Grant	Threshold	Target	Maximum	Units (#)	Options (#) (1)	($/Sh)	Awards ($)
			($)	($)	($)

Daniel J. Kunz,	5/26/09						175,000	0.92	126,576

Douglas J Glaspey,	5/26/09						150,000	0.92	108,494

Kerry D Hawkley,	5/26/09						100,000	0.92	72,330

(1) – Stock options were granted under Amended and Restated Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the unexercised stock options, unvested restricted stock, and other equity incentive plan awards held at the fiscal year ended March 31, 2010 by our Named Executive Officers.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards				Stock Awards
		Number of
	Number of	Securities			Number of
	Securities	Underlying			Shares or Units	Market Value of
	Underlying	Unexercised	Option	Option	of Stock That	Shares or Units of
	Unexercised Options	Options	Exercise Price	Expiration	Have Not Vested	Stock That Have
Name	(#) Exercisable	(#) Unexercisable	($)	Date	(#)	Not Vested ($)
Daniel J. Kunz	530,000	0	1.00	4/12/11	0	0
Douglas J. Glaspey	380,000	0	1.00	4/12/11	0	0
Daniel J. Kunz	40,000	0	2.41	7/23/12	0	0
Douglas J. Glaspey	40,000	0	2.41	7/23/12	0	0
Kerry D. Hawkley	40,000	0	2.41	7/23/12	0	0
Daniel J. Kunz	250,000	0	2.22	5/19/13	0	0
Douglas J. Glaspey	250,000	0	2.22	5/19/13	0	0
Kerry D. Hawkley	100,000	0	2.22	5/19/13	0	0
Daniel J. Kunz	131,250	43,750	0.92	5/26/14	0	0
Douglas J. Glaspey	112,500	37,500	0.92	5/26/14	0	0
Kerry D. Hawkley	75,000	25,000	0.92	5/26/14	0	0

The options unexercisable at March 31, 2010 will fully vest on November 26, 2010.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised any stock option awards or held stock awards that vested during the fiscal year ended March 31, 2010.

Long Term Incentive Plan (LTIP) Awards

The Company does not have any long-term incentive plans pursuant to which cash or non-cash compensation intended to serve as an incentive for performance (whereby performance is measured by reference to financial performance or the price of the Company’s securities) was paid or distributed to any Named Executive Officers during the financial year ended March 31, 2010.

Option and Stock Appreciation Rights (SARs)

The Company currently has in place equity compensation plans for the purpose of attracting and motivating directors, officers, employees and consultants of the Company and advancing the interests of the Company by affording such persons with the opportunity to acquire an equity interest in the Company through the exercise or vesting of awards granted under such plans. Under the 2009 Stock Incentive Plan approved by shareholders in December 2009, the Company can issue stock option grants totalling up to 11,797,166 shares of the Company’s common shares as of the record date of June 28, 2010. As of June 28, 2010, the Company has 5,729,875 options issued and outstanding.

Defined Benefit or Actuarial Plan

The Company does not have a defined benefit or actuarial plan.

Potential Payments Upon Termination or Change-in-Control

Payments Made Upon Termination. Except as discussed below under “Potential Payments Upon Change-in-Control,” if the employment of any of our Named Executive Officers is voluntarily or involuntarily terminated, no additional payments or benefits will accrue or be paid to him, other than what the officer has accrued and is vested in under the benefit plans. A voluntary or involuntary termination will not trigger an acceleration of the vesting of any outstanding stock options or shares of restricted stock.

Potential Payments Upon Change-in-Control. We have entered into change-in-control agreements with Messrs. Kunz, Glaspey and Hawkley. For Messrs. Glaspey and Hawkley, the change-in-control agreements provide that if within twelve months of a change-in-control of U.S. Geothermal, Inc. the officer is terminated either by U.S. Geothermal, Inc. (other than for cause or disability), or by the officer for good reason, then the officer will be entitled to a lump-sum payment consisting of (a) the officer’s prorated base salary through the date of termination, (b) a severance payment equal to eighteen times the officer’s monthly base salary at termination, and (c) employee medical and dental coverage for eighteen months or until the officer commences alternate employment, whichever comes first. The terms “cause,” “good reason” and “change-incontrol” are defined in the agreements.

For Mr. Kunz, the change-in-control agreement provides that if within twelve months of a change-in-control of U.S. Geothermal, Inc. the officer is terminated either by U.S. Geothermal, Inc. (other than for cause or disability), or by the officer for good reason, then the officer will be entitled to a lump-sum payment consisting of (a) the officer’s prorated base salary through the date of termination, (b) a severance payment equal to twenty four times the officer’s monthly base salary at termination, and (c) employee medical and dental coverage for eighteen months or until the officer commences alternate employment, whichever comes first. The terms “cause,” “good reason” and “change-in-control” are defined in the agreement.

Potential Payments Upon Termination After a Change-in-Control

					Payments Upon
					Involuntary or
					Good Reason
				Payments Upon	Termination After
		Annual Disability	Payments Upon	Involuntary	a Change-In-
		Payments	Death	Termination	Control Occurs
Name	Type of Payment	($)	($)	($)	($)
Daniel J. Kunz	Change of Control				460,000
Douglas J. Glaspey	Change of Control				262,500
Kerry D. Hawkley	Change of Control				210,000

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to our directors during the fiscal year ended March 31, 2010.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($) (1)	Non-equity incentive plan compens- ation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Totals ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John H. Walker	20,000		47,034				67,034
Daniel J. Kunz							0
Paul A. Larkin	20,000		47,034				67,034
Douglas J. Glaspey							0
Leland L. Mink	20,000		47,034				67,034
Total	60,000		141,102				201,072

(1) – Stock options are valued at the grant date in accordance with FASB ASC Topic 718.

Directors who are not otherwise remunerated per an employment agreement are paid $5,000 per quarter and eligible to receive awards under our equity compensation plans. Directors who are also officers do not receive any cash compensation for serving in the capacity of director. However, all directors are reimbursed for their out-of-pocket expenses in attending meetings.

Equity Compensation Plan Information as of June 30, 2010

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Plan Category
Equity compensation plans approved by security holders	5,725,875	$1.49	6,071,291
Equity compensation plans not approved by security holders	0	N/A	0
Total	5,725,875	$1.49	6,071,291

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

During the year ended March 31, 2010:

  no member of the Compensation Committee served as an officer, former officer or employee of the Company, except for Mr. Larkin, who served as Secretary of the Company until December 2003, and served as Secretary- Treasurer of Geo-Idaho from February 2002 until its acquisition in December 2003;

  no member of the Compensation Committee has had a direct or indirect material interest in a financial transaction, arrangement or relationship (including any indebtedness) in which the Company or any of its subsidiaries, was a participant, and the amount involved exceeded $120,000;

  none of our executive officers was a director or Compensation Committee member of another entity, an executive officer of which served on our Compensation Committee; and

  none of our executive officers served on the Compensation Committee (or another board committee with similar functions) of another entity, an executive officer of which served as a director on our board of directors.

Related Person Transactions

U.S. Geothermal, Inc. has written procedures for reviewing transactions between U.S. Geothermal, Inc. and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.

Since April 1, 2009, there have been no financial transactions, arrangements or relationships (including any indebtedness) in which the Company or any of its subsidiaries, was or is to be a participant, and the amount involved exceeds $120,000, and in which a director, an executive officer, any immediate family member of a director or executive officer, a beneficial owner of more than 5% of our shares or any immediate family member of the beneficial owner, had or will have a direct or indirect material interest.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of the financial statements of U.S. Geothermal, Inc., compliance by U.S. Geothermal, Inc. with legal and regulatory requirements, and the independence and performance of U.S. Geothermal, Inc. internal and external auditors.

The consolidated financial statements of U.S. Geothermal, Inc. for the year ended March 31, 2010, were audited by BehlerMick, P.S., previously known as Williams & Webster, P.S., independent auditor for U.S. Geothermal, Inc.

As part of its activities, the Audit Committee has:

1.	Reviewed and discussed with management the audited financial statements of U.S. Geothermal, Inc.;

2.	Discussed with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees);

3.

Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence; and

4.	Discussed with the independent auditor the independent auditor’s independence.

5.

Verified that the Company has maintained, in all material respects, effective internal control over financial reporting as of March 31, 2010, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of U.S. Geothermal, Inc. for the year ended March 31, 2010, be included in U.S. Geothermal, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of U.S. Geothermal, Inc.

John H. Walker
Paul A. Larkin
Leland L. Mink

Audit Fees

The aggregate fees billed to us by BehlerMick, P.S. for the fiscal years ended March 31, 2010 and 2009, for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and audits of financial statements of our subsidiaries required by regulation, were $73,599 and $89,271, respectively.

Audit-Related Fees

In the fiscal year ended March 31, 2010, the Company paid BehlerMick, P.S. $65,688 in fees for services related to compliance with the Sarbanes Oxley Act and SEC comment letters. In the fiscal year ended March 31, 2009, the Company paid BehlerMick, P.S. $77,992 in fees for services related to compliance with the Sarbanes Oxley Act.

In the fiscal years ended March 31, 2010 and 2009, the Company paid Hein & Associates LLP $130,979 and $153,554, respectively, in fees for services related to compliance with the Sarbanes Oxley Act and other audit-related fees. Since the Company does not employ an internal audit staff, Hein performed the internal audit function for verification of compliance with internal controls and procedures.

Tax Fees

In the fiscal years ended March 31, 2010 and 2009, the Company paid Hein & Associates LLP $7,875 and $12,175, respectively in fees for services related to tax compliance, including the preparation of and assistance with federal, state and local income tax returns, foreign and other tax compliance.

All Other Fees

BehlerMick, P.S. and Hein & Associates LLP did not provide us any other services during the fiscal years ended March 31, 2010 and 2009.

Administration of Engagement of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditor. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees.

All of the services provided by our independent auditor in the 2010 and 2009 fiscal years, including services related to the Audit-Related Fees and Tax Fees described above, were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 2—RATIFICATION OF SELECTION OF AUDITOR

BehlerMick, P.S., formerly known as Williams & Webster P.S., began serving as our independent auditor on July 15, 2005. The Audit Committee has selected BehlerMick, P.S. to serve as our independent auditor for the fiscal year ending March 31, 2011. While we are not required to do so, U.S. Geothermal, Inc. is submitting the selection of BehlerMick, P.S. to serve as our independent auditor for the fiscal year ending March 31, 2011, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of BehlerMick, P.S. are not expected to be present at the annual meeting.

Recommendation of the Board

The Board of Directors recommends that you vote FOR ratification of the selection of BehlerMick, P.S. as the independent auditor of U.S. Geothermal, Inc. and our subsidiaries for the fiscal year ending March 31, 2011. Proxies will be voted FOR ratifying this selection unless otherwise specified.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our Annual Report to Shareholders, including financial statements for the fiscal year ended March 31, 2010, accompanies this proxy statement. The Annual Report to Shareholders is also available on our website at www.usgeothermal.com. Copies of our Annual Report on Form 10-K, which are on file with the SEC, are available to any shareholder who submits a request in writing to U.S. Geothermal, Inc., 1505 Tyrell Lane; Boise, Idaho 83706. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for our registered shareholders, some brokers household U.S. Geothermal, Inc. proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to U.S. Geothermal, Inc., 1505 Tyrell Lane, Boise, Idaho 83706, or call (208) 424-1027.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the annual meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of U.S. Geothermal, Inc.

/s/ Kerry D. Hawkley

Kerry D. Hawkley
Chief Financial Officer and Corporate Secretary

Dated: July 2, 2010

LOCATION OF U.S. GEOTHERMAL, INC. ANNUAL MEETING OF SHAREHOLDERS

Monday, August 23, 2010 at 10:00 a.m. MDT
U.S. Geothermal Boise Office
1505 Tyrell Lane
Boise, Idaho

Beneficial owners of common stock held in street name by a broker or bank will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your broker or bank are examples of proof of ownership.